UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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IHOP CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IHOP CORP.

April 14, 2006

Dear Fellow IHOP Shareholders:

Please join us at our annual meeting of shareholders on May 17, 2006, where we will ask you to vote on the election of three Class III directors and the ratification of the selection of our independent registered public accounting firm, Ernst & Young, LLP. The meeting will take place at our offices located at 450 N. Brand Boulevard, Glendale, California.

In addition to the formal items of business at our Annual Meeting, we will review the major Company developments over the past year and share with you some of our plans for the future. You will have an opportunity to ask questions and express your views to the senior management of IHOP Corp. Members of the Board of Directors and representatives of Ernst & Young LLP, are expected to be present.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. You can vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Please vote as soon as possible. The enclosed Proxy Statement is being first sent or given to shareholders on or about April 14, 2006.

We look forward to seeing you on May 17th.

Sincerely yours,
Larry Alan Kay	Julia A. Stewart
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2006

To the Shareholders of IHOP Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting” or the “Annual Meeting”) of IHOP Corp., a Delaware corporation (the “Company”), will be held at the Company’s offices located at 450 N. Brand Boulevard, Glendale, California, on Tuesday, May 17, 2006, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

(1)   To elect three Class III directors;

(2)   To ratify the appointment of Ernst & Young LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2006; and

(3)   To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 22, 2006, the record date for the Meeting, are entitled to notice of and to vote at the Meeting and any adjournment thereof. A list of such shareholders will be available for examination at the principal executive offices of the Company located at 450 N. Brand Boulevard, Glendale, California 91203, at least ten days prior to the Meeting.

To assure that your interests will be represented, whether or not you plan to attend the Meeting, please complete, sign and date the accompanying proxy card and promptly return it in the pre-addressed envelope provided, which requires no postage if mailed in the United States, or you may vote your shares using the Internet or a toll-free telephone number. Instructions for voting using the Internet or by toll-free telephone number are included on the proxy card.

All shareholders are cordially invited to attend the Meeting in person. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

By Order of the Board of Directors,

Mark D. Weisberger
Secretary

April 14, 2006
Glendale, California

Table of Contents

Voting on Matters before the Annual Meeting	1
Where To Find More Information On IHOP Corp.	3
Principal Holders of Common Stock	4
Stock Ownership of Management and Directors	5
Compliance with Section 16(a) of the Securities Exchange Act	6
Proposal 1. Election of Three Class III Directors	7
Board of Directors and Corporate Governance	8
Board Committees and their Functions	11
Director’s Compensation	12
Executive Officers of the Company	12
Nominating and Corporate Governance Committee	14
Compensation of Executive Officers	15
Report of the Compensation Committee	18
Compensation Committee Interlocks and Insider Participation	20
Report of the Audit Committee	20
Audit and Related Fees	22
Company Stock Performance Graph	23
Proposal 2. Ratification of Selection of Independent Public Accountants	24
Proposals of Shareholders	24
Other Business	24

Voting on Matters before the Annual Meeting

Q:   What am I voting on?

A:   There are two items that shareholders are asked to vote on at the 2006 Annual Meeting:

Proposal 1:   Election of three Class III directors.

Proposal 2:   The ratification of the appointment of Ernst & Young LLP, as the Company’s independent public accountants for the year ending December 31, 2006.

Q:   Who is entitled to vote?

A:   Only shareholders of record at the close of business on March 22, 2006 (the “Record Date”), will be entitled to receive notice of, and to vote at, the Meeting. As of the Record Date, there were outstanding 18,208,436 shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company. Each shareholder of record is entitled to one vote for each share of Common Stock held by such holder and may vote such shares either in person or by proxy. The presence in person or by proxy of 9,104,219 shares of common stock will constitute a quorum at the Meeting.

Q:   How do I cast my vote?

A:   If you hold your shares as a registered shareholder, you can vote in person at the Annual Meeting or you can vote by mail, telephone or on the Internet.

If your stock is held through a broker or bank you will receive voting instructions from your bank or broker describing how to vote your stock. The availability of telephone or Internet voting will depend upon the bank’s or broker’s voting processes.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting by the persons named on the proxy card in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on May 15, 2006.

If you submit a proxy card without giving instructions, your shares will be voted as recommended by the Board of Directors.

Mellon Investor Services has been engaged as the independent inspector of election to tabulate shareholder votes at the Meeting.

Q:   How does the Board of Directors recommend voting?

A:   The Board of Directors recommends voting FOR H. Frederick Christie, Richard J. Dahl and Patrick W. Rose, to serve as Class III directors;

The Audit Committee of the Board of Directors recommends voting FOR ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm.

Q:   How will my stock be voted on other business brought up at the Annual Meeting?

A:   By signing and submitting your proxy card or voting your shares using the Internet or the toll-free telephone number, you authorize the persons named on the proxy card to use their discretion in voting on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

Q:   Can I change my vote or revoke my proxy?

A:   Yes. You can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by telephone, mail or the Internet or by voting by ballot at the Meeting.

Q:   Will abstentions or broker non-votes affect the voting results?

A:  Assuming a quorum is present, directors will be elected by a plurality of the votes cast in the election of directors. Other matters submitted for shareholder approval will be decided by the vote of the holders of a majority of the stock represented and entitled to vote at the Meeting. Abstentions and broker non-votes will be counted and will have the same effect as “no” votes.

Q:   What is the date of distribution of this Proxy Statement and the proxies solicited hereby?

A:   We are sending this Proxy Statement and the proxies to our shareholders beginning on or about April 14, 2006.

Q:   What are the costs of this proxy solicitation?

A:   The Board of Directors of the Company is soliciting your proxy for use at the Annual Meeting, and at any adjournment thereof. The Company will bear the cost of this proxy solicitation, including the reimbursement of banks and brokers for their reasonable expenses of sending out proxy materials to the beneficial owners of our common stock. In addition, officers of the Company may solicit proxies in person or by mail, telephone, e-mail or fax.

Where to Find More Information on IHOP Corp.

Documents Filed with the Securities and Exchange Commission (“SEC”)

•       This Proxy Statement is accompanied by the Company’s 2005 Annual Report, which includes the Company’s consolidated financial statements for the year ended December 31, 2005.

•       You can obtain any of the documents that we file with the SEC (including a copy of our 2005 Annual Report on Form 10-K) by contacting us or the SEC (see below for information on contacting the SEC). To obtain documents from us, please direct requests in writing or by telephone to:

IHOP Corp.
450 N. Brand Boulevard
Glendale, California 91203-2306
Phone: (818) 240-6055
Attention: Corporate Secretary

We will send you the requested documents without charge, excluding exhibits. If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Meeting, please do so by May 1, 2006, so that you will receive them before the Meeting.

•       In addition, you may review reports, proxy statements and other information we have filed with the SEC through the SEC’s EDGAR web site (http://edgar.sec.gov) or these materials may be reviewed and copied at the SEC’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. You may call 1-800-732-0330 for further information on the Public Reference Room.

Additional Information

There are a number of other sources for additional information on IHOP Corp., including:

•       The New York Stock Exchange. Reports and other information on the Company can be reviewed at the office of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

•       The IHOP Corp. web site. Our web site at http://www.ihop.com provides ongoing information about the Company and its performance along with copies of the charters of our board committees, and our corporate governance guidelines and ethics policies. In addition, the Investor Relations section of the web site includes links to the Company’s filings with the SEC and transcripts of investor conference calls with management. Please note that information contained on our web site does not constitute part of this Proxy Statement.

IMPORTANT NOTE:

You should rely only on the information contained in this Proxy Statement to vote on the proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 14, 2006. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

Principal Holders of Common Stock

The following table sets forth the only persons who, to the knowledge of management, owned beneficially on February 28, 2006, more than 5% of the outstanding shares of the Company’s Common Stock.

	Shares		Percent
Name and Address	Owned		of Class
Southeastern Asset Management, Inc.	3,467,100	(1)	19.0%
Longleaf Partners Small-Cap Fund,
and O. Mason Hawkins
Southeastern Asset Management, Inc.
6075 Poplar Avenue, Suite 900
Memphis, TN 38119
MSD Capital, L.P.	2,100,100	(2)	11.5%
MSD SBI, L.P
645 Fifth Avenue, 21st Floor
New York, New York 10022
Chilton Investment Company, Inc.	1,693,875	(3)	9.3%
1266 East Main Street
7th Floor
Stamford, CT 06902
Neuberger Berman, Inc.	1,634,430	(4)	9.0%
Neuberger Berman, LLC
Neuberger Berman Management, Inc.
Neuberger Berman Genesis Fund
605 Third Avenue
New York, New York 10158

(1)          In Amendment No. 3 to Schedule 13G, dated February 6, 2006, jointly filed by Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund and Mr. O. Mason Hawkins, such persons report that, at December 31, 2006, Southeastern Asset Management, Inc. possessed sole power to vote or to direct the vote with respect to 287,000 of these shares, shared power to vote or to direct the vote with respect to 2,978,100 of these shares and no power to vote or direct the vote with respect to 202,000 of these shares, sole power to dispose or direct the disposition of 489,000 of these shares and shared power to dispose or direct the disposition of 2,978,100 of these shares. Longleaf Partners Small-Cap Fund possessed shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 2,978,100 of these shares. Mr. Hawkins possessed no power to vote or to direct the vote and no power to dispose or to direct the disposition of any of these shares.

(2)          In Amendment No. 1 to Schedule 13G dated February 17, 2004, MSD Capital, L.P. and MSD SBI, L.P. jointly reported that as of December 31, 2003 they possessed shared power to vote or direct the vote and shared power to dispose or direct the disposition of these shares.

(3)          In Amendment No. 2 to Schedule 13G dated February 14, 2006, Chilton Investment Company, Inc. reported that at December 31, 2005, it possessed sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all of these shares.

(4)          In Amendment No. 1 to Schedule 13G dated February 17, 2006, Neuberger Berman, Inc., Neuberger Berman, LLC, Neuberger Berman Management, Inc. and Neuberger Berman Equity Funds jointly reported that as of December 31, 2005, Neuberger Berman, Inc. and Neuberger Berman, LLC possessed sole power to vote or to direct the vote with respect to 24,342 of these shares, shared power to vote or direct the vote with respect to 1,255,200 of these shares, and shared power to dispose or to direct the disposition of all of these shares. Neuberger Berman Management Inc. possessed shared power to vote or direct the vote and shared power to dispose or to direct the disposition of 1,255,200 of these shares. Neuberger Berman Equity Funds possessed shared power to vote or direct the vote and shared power to dispose or to direct the disposition of 1,231,500 of these shares.

Stock Ownership of Management and Directors

The following table shows the beneficial ownership, reported to the Company as of February 28, 2006, including shares as to which a right to acquire ownership exists (by the exercise of stock options) within the meaning of Rule 13-d3(d)(1) under the Securities Exchange Act of 1934, as amended, of each director, each nominee for election as director, the chief executive officer and the four other most highly compensated executive officers of the company during 2005 and all directors and executive officers of the Company, as a group.

		Percent
Name and Address(1)	Shares Owned (2)(3)	of Class
H. Frederick Christie	46,834	*
Richard J. Dahl	12,334	*
Frank Edelstein	25,500	*
Michael S. Gordon	70,834	*
Larry Alan Kay	38,478	*
Caroline W. Nahas	31,834	*
Gilbert T. Ray	834	*
Patrick W. Rose	39,934	*
Julia A. Stewart	243,897	1.3%
Thomas G. Conforti	32,274	*
Richard C. Celio	43,549	*
Carolyn P. O’Keefe	0	*
Mark D. Weisberger	38,934	*
All directors and executive officers as a group (15 persons)	632,508	3.4%

*                    Represents less than 1% of the outstanding Common Stock

(1)          The address for each of the directors and named executive officers is:

IHOP Corp.
450 N. Brand Boulevard
Glendale, California 91203-2306

(2)          Subject to applicable community property laws and similar statutes.

(3)          Share amounts for each of the directors, named executive officers and for all directors and executive officers as a group include shares subject to options that are exercisable within 60 days of the date of this Proxy Statement, as follows:

Name	Shares
H. Frederick Christie	35,834
Richard J. Dahl	10,834
Frank Edelstein	12,500
Michael S. Gordon	35,834
Larry Alan Kay	20,834
Caroline W. Nahas	25,834
Gilbert T. Ray	834
Patrick W. Rose	35,834
Julia A. Stewart	243,334
Richard C. Celio	18,667
Thomas G. Conforti	43,334
Carolyn P. OKeefe	1,667
Mark D. Weisberger	32,834
All directors and executive officers as a group (15 persons)	342,836

Compliance with Section 16(a) of the Securities Exchange Act

The Company’s directors and executive officers and the beneficial holders of more than 10% of the Common Stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports and other information furnished by the directors and executive officers, the Company believes that all such filing requirements were met during 2005.

Proposal 1. Election of Three Class III Directors

The Board of Directors of the Company is divided into three classes of directors. Class III directors currently serve until the Annual Meeting of Shareholders in 2006, Class I directors serve until the Annual Meeting of Shareholders in 2007 and Class II directors serve until the Annual Meeting of Shareholders in 2008 (in each case, until their respective successors are duly elected and qualified). At the Meeting, three Class III directors will be elected for three-year terms. Shares of Common Stock represented by the enclosed Proxy, if returned duly executed, or voted via the Internet or telephone, and unless instructions to the contrary are indicated thereon, will be voted for the nominees listed below.

The Board of Directors, upon recommendation of the Nominating Committee, has designated the three nominees listed below for election as directors of the Company for terms expiring in 2009. Your Proxy will be voted as specified thereon or, if no instructions are given, for the Board’s nominees; however, the persons designated to vote Proxies reserve full discretion to vote the Common Stock represented by the Proxies for the election of the remaining nominees and any substitute nominee or nominees designated by the Board of Directors in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The Board of Directors has no reason to believe that any of the nominees will be unavailable or unable to serve if elected.

Information Concerning Nominees and Members of the Board of Directors

Nominees—Terms to Expire 2009 (Class III)

H. Frederick Christie (age 72). Mr. Christie has served on the Company’s board of directors since 1992. He is an independent consultant and has served on the boards of directors of Ducommun, Incorporated since 1985, Southwest Water Co. since 1995 and Valero L.P. from 2002 until July 2005. Beginning in 1972, he has served as a director or trustee of the following mutual funds operated by Capital Research and Management Company: American Mutual Fund, AMCAP Fund, U.S. Government Securities Fund, American High Income Trust, American High Income Municipal Bond Fund, American Variable Insurance Series, The Bond Fund of America, Capital Income Builder, Capital World Bond Fund, Capital World Growth and Income Fund, Cash Management Trust of America, Intermediate Bond Fund of America, Limited Term Tax Exempt Bond Fund of America, The New Economy Fund, SMALL CAP World Fund, The Tax Exempt Bond Fund of America, The Tax Exempt Fund of California, The Tax Exempt Money Fund of America, and The U.S. Treasury Money Fund of America.

Richard J. Dahl (age 54). Mr. Dahl has served on the Company’s board of directors since February 2004. He currently serves on the Board of Directors and as President and Chief Operating Officer of Dole Food Company, Inc. From July of 2002 through July of 2004 Mr. Dahl served as Vice President, then Senior Vice President and Chief Financial Officer, of Dole Food Company, Inc. He was President and Chief Operating Officer of Pacific Century Financial Corporation (formerly known as Bancorp Hawaii, Inc.) from 1994 until 2002. He is a member of the boards of directors of Pacific Health Research Institute, United Fruit and Vegetable Association, and the Ventura County Council of the Boy Scouts of America.

Patrick W. Rose (age 64). Mr. Rose has served on the Company’s board of directors since 1992. He is a private investor. Mr. Rose served as Chairman of the Board, President and Chief Executive Officer of Bumble Bee Seafoods, Inc. from June 1985 to August 1988. He served as Chairman of the Board, President and Chief Executive Officer of Van Camp Seafood, Inc., from March 1992 to August 1997. Since 2003, he has served on the board of directors of Birds Eye Foods, Inc. and as United States Commissioner to the Inter-American Tropical Tuna Commission.

Continuing Directors—Terms to Expire 2007 (Class I)

Frank Edelstein (age 80). Mr. Edelstein has served on the Company’s board of directors since 1987. He is an independent consultant and has served on the boards of directors of Ceradyne, Inc. since 1987 and Arkansas Best Corp. since 1988, and as secretary of the Orange Coast Inter-Faith Shelter.

Gilbert T. Ray (age 61). Mr. Ray became a member of the Company’s board of directors in December 2004. He was a partner of the law firm of O’Melveny & Myers LLP until his retirement in 2000. Mr. Ray is a member of the boards of Advanced Auto Parts, Inc., Watson Wyatt Worldwide, DiamondRock Hospitality Company, Automobile Club of Southern California, and Sierra Monolithics, Inc. Mr. Ray is also a trustee of SunAmerica Series Trust, Seasons Series Trust, The John Randolph Haynes and Dora Haynes Foundation, and St. John’s Health Center Foundation.

Caroline W. Nahas (age 57). Ms. Nahas has served on the Company’s board of directors since 1992. She has held the position of Managing Director, Southern California, of Korn/Ferry International or similar positions since May 1998. She served as a member of the Executive Committee of Korn/Ferry International from December 1995 until August 1998. Ms. Nahas has served as a director of Whittier Holdings, Inc. since 2000, UCLA Anderson School of Management-Board of Visitors, United Way of Greater Los Angeles, Los Angeles Chamber of Commerce, and Town Hall Los Angeles.

Continuing Directors—Terms to Expire 2008 (Class II)

Michael S. Gordon (age 70). Mr. Gordon has served on the Company’s board of directors since 1987. On April 2006, he assumed the position of Vice Chairman of First Q Capital LLC. He also has served as Chairman of StoneCreek Capital, Inc. (formerly The Gordon+Morris Group, Inc.) since January 2002. He served as Chairman or Co-Chairman of StoneCreek Capital, Inc. from 1992 to 2001. He has served as Chairman of the boards of the Orange County Performing Arts Center, Delafoil, Inc., and as chairman of the Pacific Symphony. He is a member of the boards of BSSI, Inc. and the Community Foundation of the Jewish Federation of Orange County.

Larry Alan Kay (age 59). Mr. Kay was named Chairman of the Board in January 2003. He has served on the board of directors since 1987. Mr. Kay is a private consultant and investor. He served as Publisher, Fi: The Magazine of Music & Sound, and President and Chief Executive Officer of Fi, L.L.C. from October 1995 until May 1998. He serves as director of Design Center Solutions, Inc. dba Bridgeway Media Group and is an honorary board member of the New Century Chamber Orchestra.

Julia A. Stewart (age 50). Ms. Stewart has served on the Company’s board of directors since December 2001. She has served as the Company’s Chief Executive Officer and President since May 2002 and had served as the Company’s President and Chief Operating Officer from December 2001 until May 2002. Ms. Stewart served as President, Domestic Division, of Applebee’s International, Inc. from October 1998 to August 2001. She served as National Vice President, Franchise and License of Taco Bell Corp. from January 1997 to October 1998 and as Western Region Vice President—Operations of Taco Bell Corp. from October 1995 to January 1997. Ms. Stewart has served on the board of directors of Avery Dennison Corporation since January 2003. She is a board member of the boards of Elliot Leadership Institute, Town Hall Los Angeles, Women’s Franchise & Distribution Forum, UCLA Anderson School of Management-Board of Visitors, California Science Center Foundation, and Children’s Bureau.

Board of Directors and Corporate Governance

The Board of Directors is responsible for overseeing the direction, affairs and management of the Company.

The Company has implemented a number of changes to its corporate governance practices in response to the Sarbanes-Oxley Act of 2002 and the changes to the corporate governance listing standards of the New York Stock Exchange (“NYSE”).

The following highlights some of the corporate governance initiatives taken by the Board, in response to the Sarbanes-Oxley Act, the NYSE rules and otherwise:

Corporate Governance Principles.   The NYSE rules require listed companies to adopt corporate governance principles. The current version of the Company’s corporate governance principles can be found on the Corporate Governance portion of the Investor Information section of our website, http://www.ihop.com.

Director Attendance at Annual Meetings.   All directors are expected to attend the Company’s Annual Meeting. All of the directors attended the Company’s 2005 Annual Meeting of Shareholders.

Independent Directors.   The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Company has now, and has had for many years, a majority of independent directors.

Under the NYSE rules, a director qualifies as “independent” upon the Board affirmatively determining that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Based upon a review of the directors’ backgrounds and business activities, the Board has determined that each of the directors, other than Julia Stewart, has no material relationship with the Company and therefore that they qualify as independent.

Board Committees.   Both the Sarbanes-Oxley Act and the NYSE rules require the Company to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Company to have a compensation committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors. The Company is in compliance with these requirements.

Under the Sarbanes-Oxley Act, members of an audit committee must have no affiliation with the Company, other than the Board seat, and receive no compensation in a capacity other than as a director and committee member. Each member of our Audit Committee meets this independence standard.

The charters of all three of the Company’s Board Committees can be found on the Corporate Governance portion of the Investor Information section of our website, http://www.ihop.com and are also available in print to shareholders upon written request to Corporate Secretary, IHOP Corp., 450 N. Brand Boulevard, Glendale, CA 91203-2306.

Audit Committee Financial Experts.   Rules promulgated by the SEC under the Sarbanes-Oxley Act require the Company to disclose annually whether our Audit Committee has one or more “audit committee financial experts,” as defined by the SEC. The Board has determined that Mr. Dahl qualifies as an audit committee financial expert and is independent, as defined in the NYSE rules.

Code of Ethics for Chief Executive and Senior Financial Officers.   The Board has adopted a code of ethics that applies to the Company’s CEO and senior financial officers, as required by the SEC. The code of ethics for the Chief Executive Officer and Senior Financial Officers can be found on the Corporate Governance portion of the Investor Information section of our website, http://www.ihop.com and are also available in print to shareholders upon written request to Corporate Secretary, IHOP Corp., 450 N. Brand Boulevard, Glendale, CA 91203-2306.

Non-Management Directors.   The NYSE rules require that the non-management directors of a listed company meet periodically in executive sessions. The Company’s non-management directors meet separately at each regular meeting of the Board and most committee meetings. The Chairman of the Board is not a member of management and presides during executive sessions of the Board.

Interested parties may express their concerns to the Company’s non-management directors by contacting the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, IHOP Corp., 450 North Brand Boulevard, Glendale, California 91203-2306. The Corporate Secretary will relay all such correspondence to the Chairman of the Nominating and Corporate Governance Committee.

Communications with the Board.   Shareholders may communicate with the Board of Directors, care of the Corporate Secretary, IHOP Corp., 450 N. Brand Boulevard, Glendale, California 91203-2306. The Corporate Secretary will relay all such correspondence to the entire Board of Directors.

Senior Management Evaluation.   In consultation with the other independent directors, the Chairmen of the Compensation and the Nominating and Corporate Governance Committees annually evaluate the performance of the Company’s CEO.

Corporate Financial Ethics Hotline.   The Company has established a corporate financial ethics hotline to allow any employee to lodge a complaint, confidentially and anonymously, about any accounting, internal control or auditing matter that is of concern.

Board Retirement Policy.   In 2004, the Board resolved that effective with the 2005 Annual Meeting of Shareholders, no person may stand for election to serve as a member of the Company’s Board of Directors if he or she shall have reached his or her 76th birthday. Notwithstanding the foregoing, under special circumstances, upon the recommendation of the Nominating and Corporate Governance Committee, and upon the consent and approval of a majority of the Board, a person who has reached his 76th birthday may be permitted to serve on the Board.

Board Meetings and Attendance

Board Meetings (including telephonic conference calls) in 2005: 7 meetings.

Board Committees: Three standing committees: Audit, Compensation, and Nominating and Corporate Governance. See “Board Committees” for descriptions of the principal functions of the committees and their members.

Total Committee Meetings in 2005: 19 meetings.

2005 Attendance: Each director attended 75% or more of the total number of meetings held by the Board and all Committees on which he or she served.

Board Committees

Name of Committee and Membership	Principal Functions of the Committee	Meetings in 2005
Audit Committee Richard J. Dahl, Chairman Michael S. Gordon Larry Alan Kay

•   Responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

•   Reviews with management and the independent auditors the Company’s quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and major issues regarding accounting principles and practices, including any changes resulting from amendments to SEC or Financial Accounting Standards Board (“FASB”) rules.

•   Meets at each regular meeting with the Company’s director of internal audit and the independent auditors in separate executive sessions.

•   Reviews the performance of the Company’s independent auditors.

•   Prepares a report to shareholders included in the Company’s proxy statement for its annual meeting of shareholders.

		11
Compensation Committee Frank Edelstein, Chairman Caroline W. Nahas Patrick W. Rose

•   Oversees the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans.

•   Reviews at least annually the goals and objectives of the Company’s executive compensation plans, and amends, or recommends that the Board amend, these goals and objectives if the Committee deems it appropriate.

•   Evaluates annually the performance of the CEO and other executive officers in light of the goals and objectives of the Company’s executive compensation plans, and either as a committee or, together with the other independent directors, determines and approves the CEO’s compensation based on this evaluation and makes recommendations to the Board with respect to the compensation of the other executive officers.

•   Evaluates annually the appropriate level of compensation for Board and Committee service by non-employee members of the Board.

•   Prepares a report on executive compensation to be included in the Company’s proxy statement for its annual meeting of shareholders or its annual report on Form 10-K.

		5
Nominating and Corporate Governance Committee H. Frederick Christie, Chairman Michael S. Gordon Gilbert T. Ray Patrick W. Rose	• Identifies and recommends to the Board individuals qualified to serve as directors of the Company and on committees of the Board. • Advises the Board with respect to the Board composition, procedures and committees. • Develops and recommends to the Board a set of corporate governance principles applicable to the Company. • Oversees the evaluation of the Board and the Company’s management.	3

Director’s Compensation

Director’s Compensation is paid only to non-employee Directors.

Annual Retainers:
Chairman of the Board:	$80,000
Audit Committee Chair:	$42,500
Compensation and Nominating and Corporate Governance Committee Chairs:	$40,000
Regular Directors:	$35,000
Committee Meeting Fees:	$1,000 per Committee meeting attended, including telephonic meetings (with no additional payment when more than one meeting is attended on the same day).
Expenses:	Reasonable expenses are reimbursed for attendance at Board and Committee meetings and other Company events.
Stock Options:

Non-employee directors are eligible to participate in the 2005 Stock Incentive Plan for Non-Employee Directors (the “2005 Plan”) if approved by the shareholders at the Annual Meeting. Under the 2005 Plan, non-employee directors may receive periodic grants of stock options and restricted stock. In 2005, each of the directors received stock options to purchase 2,500 shares and each of the directors except Mr. Ray received 2,500 shares of restricted stock. Mr. Ray received 4,000 shares of restricted stock.

Executive Officers of the Company

The following table sets forth certain information with respect to each person who is an executive officer of the Company:

Executive Officer	Age	Position and Offices with the Company
Julia A. Stewart	50	Director, Chief Executive Officer and President
Richard C. Celio	55	Vice President, Franchise Development
Thomas G. Conforti	47	Chief Financial Officer
Carolyn P. O’Keefe	49	Chief Marketing Officer
Mark D. Weisberger	50	Vice President, Legal, Secretary and General Counsel

Executive officers of the Company are appointed by the Board of Directors and serve at the Board’s discretion.

See “Information about the Nominees and Continuing Directors” above for additional information concerning Ms. Stewart.

Mr. Celio served as Vice President, Development from March 1997 until June 2003 at which point he assumed the position of Vice President, Franchise Development.

Mr. Conforti was elected Chief Financial Officer in December 2002. He served as Chief Financial Officer of KB Home from March 2001 to June 2001. He served as President and Chief Operating Officer of

eMind.Com LLC from March 2000 to March 2001. Mr. Conforti served as a member of the board of directors of eMind.Com LLC from March 2000 until May 2005. He served as Executive Vice President of Operations and Chief Financial Officer from April 1999 to March 2000, as Executive Vice President, Global Licensing from May 1998 to June 1999 and as Executive Vice President and Chief Financial Officer from July 1997 to April 1998 of the Consumer Products Division of The Walt Disney Company.

Ms. O’Keefe was named Chief Marketing Officer on September 1, 2004. From February, 1998 to May, 2003 she served as Vice President Retail Concept of Allied Domecq QSR/Baskin Robbins. From June, 2003 to August, 2004 she was self-employed as a marketing consultant.

Mr. Weisberger has served as Vice President, Legal, Secretary and General Counsel since January 1994.

Employment Agreements

Each of the executive officers is a party to an employment agreement with the Company. The agreements provide for base salaries, participation in a bonus program, car allowances, and certain other perquisites and benefit programs available to other employees. The agreements provide that the Board of Directors may, at its discretion, increase any executive officer’s base salary during the term of such officer’s employment agreement. The executive officers received upon hiring incentive grants of stock options, and in the case of Mr. Celio, stock options and an award of restricted stock. The employment agreements generally call for initial employment terms of two years (one year for Mr. Weisberger) and provide for automatic successive one-year extensions unless the Company or the officer gives notice to the contrary more than 90 days prior to the expiration of the then current term of the agreement.

In the event of a change in control of the Company, the employment periods of Ms. Stewart and the other executive officers will automatically be extended, for two years from the date of such change in control. For purposes of the employment agreements, a “change in control” will be deemed to have occurred if (i) any person acquires 25% or more of the combined voting power of the Company’s then outstanding securities; (ii) in any two consecutive years individuals who at the beginning of the period constitute the board, plus any directors approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the shareholders approve certain merger or consolidation transactions other than (a) a merger or consolidation which would result in the voting securities of the Company continuing to represent at least 75% of the combined voting power of the voting securities of the Company or surviving entity immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or (iv) the shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Each executive officer is entitled to receive compensation through the date of termination if such officer’s employment is terminated (i) by the Company for “cause” or “disability” or (ii) by the officer for any reason, other than a “voluntary termination” or for “good reason” following a change in control of the Company. For purposes of the employment agreements, “cause” means willful failure to substantially perform one’s duties, willful misconduct or the commission of acts of dishonesty, fraud, misrepresentation or moral turpitude as would prevent the effective performance of the employee’s duties. “Disability” is defined to mean the employee’s absence from the full-time performance of his or her duties for 90 consecutive days or 180 days within any 12 month period as a result of incapacity due to physical or mental illness. “Good reason” includes, generally, a material breach of the agreement, an adverse change in the officer’s duties or responsibilities from those in effect prior to such change in control, a reduction of the officer’s salary or benefits, or relocation of the officer outside of Southern California or failure of the Company to pay the officer his or her compensation or to continue in effect any compensation plan or benefit plan as in effect immediately prior such change in control. A “voluntary termination” may occur upon an uncorrected material breach of the agreement by the Company.

Ms. Stewart’s employment agreement provides that the Company extend to her an interest free personal loan in the amount of $600,000. The personal loan is forgiven in increments of $100,000 annually, commencing on December 31, 2002 and would automatically be forgiven upon a change in control or in the event of her termination by the Company for any reason other than for cause. The agreement further provides that if Ms. Stewart is terminated for cause or terminates her employment other than in a voluntary termination, she agrees to repay any amount outstanding on such loan within 60 days of such termination.

If an executive officer’s employment is terminated (i) by the Company other than for cause or disability, (ii) by the officer in a “voluntary termination” or for “good reason” or (iii) by reason of the officer’s death, then the officer (or, in the event of such officer’s death, his or her designated payee) will be entitled to receive (i) a lump sum payment of the salary and bonus payments that would have been payable to such officer through (a) in the case of death or a voluntary termination, the term of the agreement, (b) in the case of termination by the employee for “good reason” following a change in control, a period of 24 months, and (c) in any other instance, a period of 12 months and (ii) continuing insurance benefits for the same period at no cost to the officer (or designated payee), subject to reduction under certain circumstances. In addition, if the Company does not elect to extend Ms. Stewart’s agreement, she will be entitled to the compensation and benefits described above for a period of 12 months and her options will become vested and immediately exercisable. Payments and benefits under each employment agreement would be reduced to the extent they are not deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

Nominating and Corporate Governance Committee

Our Nominating and Governance Committee is comprised of four independent directors: H. Frederick Christie (Chairman), Michael S. Gordon, Gilbert T. Ray and Patrick W. Rose. The Committee operates under a written charter adopted by the Board of Directors, which can be found in the Corporate Governance portion of the Investor Relations section of our corporate web site, http://www.ihop.com and is also available in print to shareholders upon written request to Corporate Secretary, IHOP Corp., 450 N. Brand Blvd., Glendale, CA 91401-2306. The chart set forth in “Board Committees” describes some of the principal functions of the Committee under its charter.

The Committee will consider director candidates recommended by shareholders. Shareholders wishing to recommend director candidates for consideration by the Committee may do so by writing to the Corporate Secretary, giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

Consistent with its charter, the Committee considers various criteria in Board candidates, including, among others, experience, interpersonal skills, expertise, diversity, personal and professional integrity, character, business judgment, business philosophy, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. The Committee also considers whether a potential nominee would satisfy the NYSE’s criteria of director “independence”; the NYSE’s “financial management expertise” standard; and the SEC’s definition of “audit committee financial expert”.

Whenever a vacancy exists on the Board due to expansion of the Board’s size or the resignation or retirement of an existing director, the Committee begins its process of identifying and evaluating potential director nominees. The Committee considers recommendations of management, shareholders and others. The Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

The Committee conducted an evaluation and assessment of all of the sitting directors including those whose term expires in 2006 for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Committee determined to recommend to the Board that Messrs. Christie, Dahl and Rose be nominated for re-election to the Board of Directors. The Board accepted the Committee’s recommendation and has nominated Messrs. Christie, Dahl and Rose for re-election.

The Committee did not receive any recommendations from stockholders proposing candidates for election to the Board at the 2006 Annual Meeting.

Compensation of Executive Officers

The following Summary Compensation Table sets forth information concerning compensation earned in the fiscal years ended December 31, 2005, 2004 and 2003 by the Company’s Chief Executive Officer and its next four most highly compensated executive officers (the “Named Executives”).

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)(1)		Restricted Stock Awards (Number)	Securities Underlying Options/ SARs (Number)	All Other Compensation ($)(2)
Julia A. Stewart	2005	605,000	823,500	118,459	(3)	—	50,000	14,286
Chief Executive Officer &	2004	590,000	818,625	122,039	(3)	—	40,000	9,879
President	2003	498,143	885,000	129,025	(3)	—	50,000	13,616
Richard C. Celio	2005	280,817	197,403	—		—	10,000	16,245
Vice President, Franchise &	2004	273,950	171,451	—		—	13,000	11,330
Development	2003	265,850	178,890	—		—	20,000	14,735
Thomas G. Conforti	2005	352,500	276,900	—		—	20,000	35,725
Chief Financial Officer	2004	342,438	275,138	—		—	15,000	39,098
	2003	327,438	284,538	—		—	—	14,998
Carolyn P. O’Keefe	2005	253,750	184,748	—		—	5,000	13,739
Chief Marketing Officer	2004	87,180	66,458	—		—	20,000	640
	2003	—	—	—		—	—	—
Mark D. Weisberger	2005	267,800	158,995	—		—	10,000	15,425
Vice President, Legal,	2004	258,087	164,320	—		—	13,000	11,012
Secretary & General Counsel	2003	250,512	171,598	—		—	17,500	14,403

(1)             While each of the named individuals received perquisites or other personal benefits in the years shown, in accordance with applicable regulations, the value of these benefits is not indicated other than for Ms. Stewart, because they did not exceed in the aggregate the lesser of $50,000 or 10% of the individual’s salary and bonus in 2005.

(2)             Amounts include $12,600 contributed to the IHOP Corp. 401(k) Plan for 2005 on behalf of each of the Named Executives. It also includes the value of premiums for life insurance as follows for 2005: Ms. Stewart, $1,686; Mr. Celio, $3,645; Mr. Conforti, $1,214; Ms. O’Keefe, $1,139 and Mr. Weisberger, $2,825. The 2005 amount for Mr. Conforti includes medical expense reimbursements totaling $21,911.

(3)             On December 26, 2001, the Company loaned $1.2 million to Ms. Stewart. A portion of the loan ($600,000) is a personal loan. Pursuant to her employment agreement, this personal loan is interest free and automatically forgiven in annual increments of $100,000. The other portion of the loan ($600,000) was an interest free bridge loan to be used as a portion of the down payment on a new home. In early 2002, $490,000 of this loan was repaid and $110,000, which represents the decline in value of her former residence, was forgiven by the Compensation Committee of the Board of Directors. The 2005 amount includes the forgiveness of $100,000 on her personal loan and imputed interest of $22,039. The 2004 amount includes the forgiveness of $100,000 on her personal loan and imputed interest of $29,025. The 2003 amount includes the forgiveness of $100,000 on her personal loan and $110,000 on the bridge loan, as described above, and $18,459 in imputed interest on these interest free loans.

Stock Options and Stock Appreciation Rights

The following table provides information with respect to the Named Executives concerning grants of stock options during the year ended December 31, 2005. No stock appreciation rights were granted to the Named Executives in 2005.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
		Percent of			Potential Realizable
	Number of	Total			Value at Assumed
	Securities	Options/SARs	Exercise or		Annual Rates of Stock
	underlying	Granted to	Base		Price Appreciation for
	options/SARs	Employees in	Price		Option Term
Name	Granted(#)(1)	Fiscal Year	($/SH)	Expiration Date	5%($)	10%($)
Julia A. Stewart	50,000	16.6%	48.09	3/1/2015	1,512,177	3,832,154
Richard C. Celio	10,000	3.3%	48.09	3/1/2015	302,435	766,431
Thomas G. Conforti	20,000	6.6%	48.09	3/1/2015	604,871	1,532861
Carolyn P. O’Keefe	5,000	1.7%	48.09	3/1/2015	151,217	383,215
Mark D. Weisberger	10,000	3.3%	48.09	3/1/2015	302,435	766,431

(1)          Options with respect to one-third of the shares subject to options vested and became exercisable on March 1, 2006; options with respect to an additional one-third of the shares subject to options vest and become exercisable on March 1, 2007; and options with respect to the remaining shares vest and become exercisable on March 1, 2008. In the event of a “Change in Control,” as such term is defined in the IHOP Corp. 2001 Stock Incentive Plan, options awarded under such plan not previously exercisable and vested shall become fully exercisable and vested.

(2)          The potential realizable values illustrate values that might be realized upon exercise immediately prior to the expiration of the term of these options using 5% and 10% appreciation rates, as required by the Securities and Exchange Commission, compounded annually. These values do not, and are not intended to, forecast possible future appreciation, if any, of the Company’s stock price. Additionally, these values do not take into consideration the provisions of the options providing for vesting over a period of years or termination of options following termination of employment.

The following table provides information with respect to the Named Executives concerning: (a) the exercise of stock options during the year ended December 31, 2005, and (b) unexercised stock options held at December 31, 2005. There were no Stock Appreciation Rights outstanding at December 31, 2005. No stock options were repriced, amended or replaced in 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year-End Option/SAR Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End(1)
Name	Exercise(#)	Realized($)(2)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Julia A. Stewart	—	—	196,668	93,332	3,877,656	677,444
Richard C. Celio	41,668	978,584	4,334	25,332	47,587	249,004
Thomas G. Conforti	13,333	300,311	31,667	30,000	661,574	109,800
Carolyn P. O’Keefe	6,667	80,987	0	18,333	0	157,729
Mark D. Weisberger	11,667	267,911	19,334	24,449	321,742	229,778

(1)             Represents the difference between $41.89, the closing price per share of the Company’s stock at December 31, 2005, and the exercise price of the option, multiplied by the number of shares subject to option.

(2)            Represents the difference between the closing price per share of the Company’s stock on the exercise date and the option exercise price multiplied by the number of shares for which the option was exercised.

Long-Term Incentive Plans—Awards in Last Fiscal Year

	Number of shares,		Estimated future payouts under non-stock price-based plans(1)
	units or other	Performance or other period	Threshold	Target	Maximum
Name	rights	until maturation or payout	(#)	(#)	(#)
Julia A. Stewart	15,000	1/1/2005 - 1/1/2008	3,750	15,000	22,500
Richard C. Celio	4,000	1/1/2005 - 1/1/2008	1,000	4,000	6,000
Thomas G. Conforti	5,000	1/1/2005 - 1/1/2008	1,250	5,000	7,500
Carolyn P. O’Keefe	3,000	1/1/2005 - 1/1/2008	750	3,000	4,500
Mark D. Weisberger	4,000	1/1/2005 - 1/1/2008	1,000	4,000	6,000

(1)    Performance Share Award payouts pursuant to the IHOP Corp. 2001 Stock Incentive Plan are earned for achieving specified business objectives for total shareholder return relative to an index of peer companies and aggregate net cash flow from operations, over a three year period beginning January 1, 2004 and ending December 31, 2006 (the “Performance Period”). In order to reach the minimum threshold for payouts, the Company’s relative total shareholder return for the Performance Period must be at or above the 35th percentile, as compared to the peer index, or the Company’s cumulative aggregate net cash flow from operations for the Performance Period must be equal to or greater than $140,000,000. In order to reach the maximum payout, the Company’s relative total shareholder return for the performance period must be at or above the 65th percentile, as compared to the peer index, and the Company’s cumulative aggregate net cash flow from operations for the three year period must be equal to or greater than $190,000,000.

After the Performance Period, one-half of the earned units will be paid in cash. The cash value for each such unit will be equal to the average closing price of one share of the Company’s common stock on the last day of the Performance Period. The balance of the earned units will be paid in an equivalent number of shares of the Company’s common stock. In addition, any dividends declared on the Company’s Common Stock during the Performance Period shall be deemed to have been reinvested in additional shares of the Company’s Common Stock as of the date of the dividend payment and such shares will be paid to the participants after the Performance Period.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans approved by security holders	1,078,833	$33.93	1,216,269
Equity Compensation Plans not approved by security holders	—	—	—
Total	1,078,833	$33.93	1,216,269

Report of the Compensation Committee

The Compensation Committee.   Executive compensation decisions are made by the three-member Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The Compensation Committee administers the executive incentive plans, reviews compensation plans, programs and policies, monitors the performance and compensation of executive officers and other key employees and makes recommendations and reports to the Board of Directors. All executive compensation decisions made by the Compensation Committee are reviewed by the entire Board of Directors, except for decisions regarding awards under the IHOP Corp. 2001 Stock Incentive Plan, which are made solely by the Compensation Committee.

Compensation Philosophy.   The Company’s philosophy regarding compensation is based on several objectives, including: (i) linking executives’ interests with those of the Company’s shareholders; (ii) instilling an ownership culture throughout the Company and officer group; (iii) attracting and facilitating retention of high caliber executive talent; and (iv) paying for performance and rewarding executives for achievement of both annual and longer term Company financial and key operating goals. The Company maintains a compensation program designed to attract and retain highly-qualified executives and to motivate management. We seek to tie each executive’s “at risk” compensation, to the extent feasible, directly to his or her contribution to the Company’s success in achieving its performance objectives.

The Company’s executive compensation program consists of three main components: (1) base salary, (2) bonus, and (3) long-term incentives in the form of stock options or other stock-based awards. The bonus and long-term incentives constitute the “at risk” portion of the compensation program. The Named Executives’ compensation for 2005 reflected the Compensation Committee’s commitment to coordinating pay with Company and individual performance. In establishing specific compensation levels for the Named Executives in 2005, the Compensation Committee considered information provided by compensation consultants, surveys of compensation programs offered by comparable companies, statistical information generated by the Company’s Human Resources Department and evaluations of the individual performances of the Named Executives.

Federal Income Tax Considerations.   The Compensation Committee has considered the impact of section 162(m) of the Code. This section disallows tax deductions for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1 million in any taxable year, except for certain performance-based compensation which has been approved by shareholders. It is the intent of the Company and the Compensation Committee to qualify to the maximum extent possible its executives’ compensation for deductibility under applicable tax laws, while recognizing that there may be situations in which compensation for certain executives in excess of the 162(m) limit may be warranted. The

Compensation Committee believes that the Company’s compensation programs provide the necessary incentives and flexibility to promote the Company’s performance-based compensation philosophy while being consistent with Company objectives.

Salaries.   The general policy of the Compensation Committee is to establish executive base salaries that are (i) competitive and consistent with those provided to others holding similar positions in the restaurant and franchising industries, and (ii) consistent with each executive’s actual and expected contributions to the Company’s short-term and long-term success. In general, the Compensation Committee attempts to set base salaries at or near the 50th percentile as compared to a group of peer companies identified with the assistance of an outside consultant. In 2005, Ms. Stewart received a salary increase of 3.4% and the other senior executives received salary increases that ranged from about 2% percent to about 5% percent. The increases for the Named Executives, including Ms. Stewart were based on several considerations including assessments of the individuals’ performance, position, tenure, experience and competitive data in compensation surveys of comparable companies.

Bonus Awards.   Pursuant to the IHOP Corp. Executive Incentive Plan (the “Incentive Plan”) the amount of any bonus is targeted as a percentage of salary. The target amount for Ms. Stewart for 2005 was 75% of her base salary. The target amounts for Mr. Conforti and Ms. O’Keefe for 2005 were 50% of base salary, and the target amounts for Mr. Celio and Mr. Weisberger for 2005 were 40% of base salary. The percentage of the targeted bonus actually earned is determined according to a formula that compares the Company’s earnings per share for the 2005 fiscal year (based on a pre-determined amount of shares outstanding) to a specified target in the Company’s budget as approved by the Board of Directors at the beginning of the year. The Board of Directors’ budget approval process considers short-term profits and the Company’s long-term development and objectives. The formula for determining Ms. Stewart’s bonus was based solely on the Company’s achievement of a targeted earnings per share amount and those of the other Named Executives under the Incentive Plan were based on a combination of individual performance of certain pre-defined independent business objectives and achievement of a targeted earnings per share amount. The portions of the bonuses based on the achievement of a targeted earnings per share amount were paid out at 180%. The portion of the bonuses based on independent business objectives were paid out at percentages ranging from about 63% to 100%.

Long-Term Incentives.   The Named Executives participate in the IHOP Corp. 1991 and 2001 Stock Incentive Plans which are aimed at promoting the acquisition and ownership of the Company’s stock. Under the program, grants may be made of stock options or other long-term stock based incentives. In 2005, the Committee granted each of the Named Executives options to purchase shares of the Company’s common stock (see “Stock Options and Stock Appreciation Rights”) and performance share awards (see “Long-Term Incentive Plans—Awards in Last Fiscal Year”). In determining the amounts of the individual option and performance share awards, the Compensation Committee considered several factors, including primarily the officers’ actual and anticipated future contributions to the Company’s long-term success, and the size of awards provided to others holding similar positions in the restaurant industry. The Board of Directors has adopted share ownership guidelines for board members and executives. The types and amounts of the stock based awards are intended, in part, to facilitate the accumulation of sufficient stock by board members and officers to meet such share ownership guidelines. The option exercise prices for options granted to the Named Executives in 2005 were set at the fair market value of the Company’s stock on the date of grant.

THIS REPORT IS SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Frank Edelstein
Caroline W. Nahas
Patrick W. Rose

Compensation Committee Interlocks and Insider Participation

As of December 31, 2005, the members of the Compensation Committee of the Board of Directors were Frank Edelstein (Chairman), Caroline W. Nahas and Patrick W. Rose. None of the Company’s executive officers or directors served on the board of directors of any entities whose directors or officers served on the Compensation Committee of the Board of Directors. No current or past executive officers of the Company serve on the Compensation Committee.

Report of the Audit Committee

The Audit Committee.   The Audit Committee is comprised of three non-employee directors, Richard J. Dahl (Chairman), Michael S. Gordon, and Larry Alan Kay. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is attached to this proxy statement as Attachment “A”, and can also be found in the Investor Relations portion of the Corporate Governance section of the Company’s corporate web site, http://www.ihop.com, and is available in print to shareholders upon written request to Corporate Secretary, IHOP Corp., 450 N. Brand Boulevard, Glendale, CA 91203-2306.

The Board of Directors has determined that:

•       each Audit Committee member is “independent” under the corporate governance listing standards of the NYSE and is “financially literate,” as defined by the NYSE;

•       the Audit Committee satisfies the “financial management expertise” standard, as required by the NYSE; and

•       Mr. Dahl is an “audit committee financial expert,” as defined by the SEC.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls over financial reporting. The Company’s independent registered public accounting firm for 2005, Ernst & Young LLP (“EY”) was responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is responsible for assisting the Board in monitoring:

•       the integrity of the Company’s financial statements;

•       the Company’s compliance with legal and regulatory requirements;

•       the Company’s independent auditors’ qualifications and independence; and

•       the performance of the Company’s independent auditors and the Company’s internal audit function.

It is the Committee’s policy to review and approve in advance all proposed audit and non-audit services to be provided by the independent accountants.

During 2005, the Audit Committee met 11 times and held separate discussions with management, the Company’s internal auditors and EY. The Audit Committee reviewed and discussed the Company’s interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer, General Counsel, Controller and EY prior to public release. The Audit Committee reviewed the Company’s quarterly financial statements with management and EY.

Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed with management and EY the Company’s 2005 annual consolidated financial statements. The Committee has also discussed the following with EY:

•       the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company’s annual consolidated financial statements;

•       the critical accounting policies and practices used in the preparation of the Company’s annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that EY discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by EY; and

•       other written communications between EY and management.

In addition, the Audit Committee has received and reviewed the written disclosures and the letter from EY required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with EY that firm’s independence from the Company and management, including all relationships between EY and the Company.

The Audit Committee has considered whether the provision of non-audit services by EY in 2005 is compatible with maintaining the auditors’ independence and determined that the provision of non-audit services by EY is not incompatible with maintaining the auditors’ independence. The Audit Committee discussed with the Company’s internal auditors, EY and management the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and EY, with and without management present, to discuss the results of their respective audits, the evaluations of the Company’s internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with EY whether there were any audit problems or difficulties, and management’s response. In addition, the Audit Committee monitored the Company’s compliance activities relating to the Sarbanes-Oxley Act of 2002.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

The Audit Committee also has recommended, subject to shareholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

THIS REPORT IS SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Richard J. Dahl
Michael S. Gordon
Larry Alan Kay

The following table sets forth information concerning the fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2004 and by Ernst & Young LLP for the fiscal year ended December 31, 2005.

Fees Billed By Independent Accountants
For Fiscal Years Ended December 31, 2004 and December 31, 2005

Type of Fee	2004	2005
Audit Fees	$639,600	$618,300
Audit-Related Fees	$—	$65,300
Tax Fees	$42,300	$152,700
All Other Fees	$—	—

Audit Fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company’s annual financial statements (including services incurred in rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. Audit fees also include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

Audit-Related Fees comprise fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, and review of retirement and other benefit-related programs

Tax Fees comprise fees for tax compliance, tax planning, and tax advice.

Company Stock Performance Graph

The following graph shows a comparison of the cumulative total return to shareholders for the Company, the S&P 500 Composite Index (the “S&P 500”) and the Value-Line Restaurants Index (the “Restaurant Index”) from December 31, 2000 through December 31, 2005. The graph assumes an initial investment in stock of $100 and subsequent reinvestment of any dividends.

Comparison of Cumulative Total Return*
December 31, 2000 through December 31, 2005

Assumes $100 invested at the close of trading December 31, 2000 in IHOP Corp. Common Stock, the S&P 500, and the Restaurant Index.

*                    Cumulative total return assumes reinvestment of dividends.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
IHOP Corp.	$100.00	$135.10	$110.66	$181.68	$203.19	$232.85
S&P 500 Index	$100.00	$86.96	$66.64	$84.22	$91.79	$94.55
Restaurant Index	$100.00	$115.25	$106.17	$156.89	$211.10	$230.64

Proposal 2. Ratification of Selection of Independent Public Accountants

Ernst & Young LLP served as the Company’s independent accountant for the year ended December 31, 2005 and the Audit Committee has unanimously selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise indicated thereon, the persons named in the Proxy will vote all proxies in favor of ratifying the selection of Ernst & Young LLP as the Company’s independent public accountants. If shareholders do not ratify the appointment of Ernst & Young LLP, the selection of independent public accountants will be reconsidered by the Audit Committee.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposals of Shareholders

No proposals of shareholders were received by the Company for presentation at the 2006 Annual Meeting of Shareholders. The Board of Directors will make provision for presentation of proposals of shareholders at the 2007 Annual Meeting of Shareholders provided such proposals are submitted by eligible shareholders who have complied with the Bylaws of the Company and the relevant regulations of the Securities and Exchange Commission. In order for any such proposals to be included in the proxy materials for consideration at the 2007 Annual Meeting of Shareholders, the proposal should be mailed to Mark D. Weisberger, Secretary, IHOP Corp., 450 North Brand Boulevard, Glendale, California 91203, and must be received no later than December 15, 2006. Shareholders who intend to present a proposal at the 2007 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no earlier than February 6, 2007 nor later than March 8, 2007. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Other Business

The management of the Company is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors,

Mark D. Weisberger
Secretary

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

The date of this Proxy Statement is April 14, 2006.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
IHOP CORP.
AS AMENDED AND RESTATED BY THE BOARD AS OF APRIL 2, 2004

I. PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of IHOP Corp. (the “Corporation”) is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries, including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the Corporation’s independent auditors’ qualifications and independence, and (iv) the performance of the Corporation’s independent auditors and the Corporation’s internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

II. COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more directors as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the “NYSE”), and any additional requirements that the Board deems appropriate.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation’s annual proxy statement or report on Form 10-K.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must be designated by the Board to be the “audit committee financial expert,” as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the “Act”).

III.  MEETINGS OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the director of the Corporation’s internal auditing department or other person responsible for the internal audit function and (iii) the Corporation’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings.

IV.  DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NYSE, or any other applicable regulatory authority:

Selection, Evaluation and Oversight of the Auditors

(a)           Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Corporation’s Annual Report on Form 10-K is referred to herein as the “independent auditors”);

(b)          Review and, in its sole discretion, approve in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such independent auditors (which approval should be made after receiving input from the Corporation’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee/the chairperson of the Committee and the person(s) granting such approval shall report such approval to the Committee at the next scheduled meeting;

(c)           Review the performance of the Corporation’s independent auditors, including the lead partner and reviewing partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

(d)          Obtain at least annually from the Corporation’s independent auditors and review a report describing:

(i)            the independent auditors’ internal quality-control procedures;

(ii)        any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii)    all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner and the reviewing partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

(e)           Evaluate the independence of the Corporation’s independent auditors by, among other things:

(i)            monitoring compliance by the Corporation’s independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

(ii)        monitoring compliance by the Corporation of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

(iii)    engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules;

Oversight of Annual Audit and Quarterly Reviews

(f)             Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

(g)           Review with management, the Corporation’s independent auditors and the director of the Corporation’s internal auditing department, the following information which is required to be reported by the independent auditor:

(i)            all critical accounting policies and practices to be used;

(ii)        all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii)    all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

(iv)      any material financial arrangements of the Corporation which do not appear on the financial statements of the Corporation;

(h)          Review with management, the Corporation’s independent auditors and, if appropriate, the director of the Corporation’s internal auditing department, the following:

(i)            the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto;

(ii)        major issues regarding accounting principles and financial statements presentations, including any significant changes in the Corporation’s selection or application of accounting principles;

(iii)    any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Corporation’s financial statements; and

(iv)      the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

(i)             Resolve all disagreements between the Corporation’s independent auditors and management regarding financial reporting;

(j)              Review on a regular basis with the Corporation’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(i)            any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(ii)        any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

(iii)    any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation;

Oversight of the Financial Reporting Process and Internal Controls

(k)          Review:

(i)            the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Corporation’s internal audit function, through inquiry and discussions and periodic meetings with the Corporation’s independent auditors, management, and director of the Corporation’s internal auditing department;

(ii)        the yearly report prepared by management, and attested to by the Corporation’s independent auditors, assessing the effectiveness of the Corporation’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Corporation’s Annual Report on Form 10-K; and

(iii)    the Committee’s level of involvement and interaction with the Corporation’s internal audit function, including the Committee’s line of authority and role in appointing and compensating employees in the internal audit function;

(l)             Review with the chief executive officer, chief financial officer and independent auditors, periodically, the following:

(i)            all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information; and

(ii)        any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting;

(m)      Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation, including the internal auditing department, assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(n)          Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Corporation’s chief executive officer to assign additional internal audit projects to the director of the Corporation’s internal auditing department;

(o)          Review with management the Corporation’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

(p)          Receive periodic reports from the Corporation’s independent auditors, management and director of the Corporation’s internal auditing department to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

(q)          Review and discuss with the independent auditors the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Corporation’s financial statements should be included in the Annual Report on Form 10-K;

(r)            Establish and maintain free and open means of communication between and among the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

(s)            Review the type and presentation of information to be included in the Corporation’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

Miscellaneous

(t)             Establish clear hiring policies by the Corporation for employees or former employees of the Corporation’s independent auditors;

(u)          Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Corporation and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Corporation or any of its directors, officers, employees or agents or breaches of fiduciary duty to the Corporation;

(v)           Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

(w)        Review and approve in advance any services provided by the Corporation’s independent auditors to the Corporation’s executive officers or members of their immediate family;

(x)           Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(y)           Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

(z)           Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function; and

(aa)     Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V. EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis and in coordination with the Nominating and Corporate Governance Committee, evaluate its performance. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter.

VI. INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary.

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. ELECTION OF DIRECTORS

FOR all nominees listed (except as marked to the contrary)		☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐	2.	PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees:					3.	In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.
01	H. Frederick Christie
02	Richard J. Dahl
03	Patrick W. Rose
								I PLAN TO
INSTRUCTION: To withhold authority to vote for any individual nominee, (indicate that nominees’s name below):

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name  by authorized person.

								ATTEND THE MEETING	☐

Signature or Signatures, if held jointly __________________________________________________________________________Dated____________________, 2006
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE

 FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/ihp		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy,		Use any touch-tone telephone to		your proxy card
Have your proxy card in hand when	OR	vote your proxy. Have your proxy	OR	and
you access the web site.		card in hand when you call.		return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

IHOP CORP.

450 North Brand Boulevard • Glendale, California 91203

This Proxy/Voting Instruction Is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Michael S. Gordon, Larry Alan Kay and Julia A. Stewart as Proxies, each with the power to appoint his or her substitute, and hereby authorized them to represent and to vote, as designated below, all the shares of common stock of IHOP Corp. held of record by the undersigned at the close of business on March 22, 2006, at the Annual Meeting of Shareholders to be held on May 17, 2006, or any adjournment thereof.

This Proxy/Voting Instruction when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed on the reverse and FOR Proposal 2. If you are a participant in the IHOP Corp. 401(k) Plan (the “Plan”) and some or all of your account under the Plan is invested in shares of IHOP Corp stock, this card also serves to direct Fidelity Management Trust Company as trustee of the Plan with respect to such shares. if you do not sign and return this card so that it is received by May 12, 2006, the shares credited to your account under the Plan will not be voted.

(continued and to be signed on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)

  FOLD AND DETACH HERE